Exhibit 32.0

CERTIFICATIONS PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of Veraz Networks, Inc. (the “Company”) for the quarter ended June 30, 2010 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350).

Douglas A. Sabella, the Chief Executive Officer, and Albert J. Wood, the Chief Financial Officer of Veraz Networks, Inc., each hereby certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 16th day of August, 2010.

Date: August 16, 2010	By:	/s/ Douglas A. Sabella
	Name:	Douglas A. Sabella
	Title:	Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Albert J. Wood
	Name:	Albert J. Wood
	Title:	Chief Financial Officer
(Principal Financial and Chief Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Veraz Networks, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.